SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [   ]

Check the appropriate box:

[  ]   Preliminary Proxy Statement
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[x]   Definitive Proxy Statement
[  ]   Definitive Additional Materials
[  ]   Soliciting Material Pursuant to §240.14a-12

PARAGON FINANCIAL CORPORATION
(Name of Registrant as Specified In Its Charter)

______________________________________________________________
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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2207 Sawgrass Village Drive
Ponte Vedra Beach, Florida 32082

June 2, 2005

To Our Stockholders:

You are cordially invited to attend the 2005 Annual Meeting of Stockholders of Paragon Financial Corporation (the “Annual Meeting”), which will be held at The Hilton Garden Inn, 45 PGA Tour Boulevard, Ponte Vedra Beach, Florida 32082, on Tuesday, June 21, 2005, at 10:00 a.m., local time. The accompanying Notice of Annual Meeting of Stockholders and Proxy Statement cover the details of the matters to be presented at the Annual Meeting. A copy of our Annual Report on Form 10-K for the year ended December 31, 2004 is included in this mailing.

Regardless of whether you plan to attend the Annual Meeting, I urge that you participate by completing and returning your proxy as soon as possible. Your vote is important and will be greatly appreciated. Returning your proxy card will ensure that your vote is counted if you later decide not to attend the Annual Meeting. If you decide to attend the Annual Meeting and vote in person, you may then withdraw your proxy.

On behalf of the Board of Directors and employees of Paragon Financial Corporation, I would like to express my appreciation for your continued interest in the Company.

Sincerely,

PARAGON FINANCIAL CORPORATION

Scott L. Vining
Secretary

PARAGON FINANCIAL CORPORATION
2207 Sawgrass Village Drive
Ponte Vedra Beach, FL 32082

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
To Be Held On Tuesday, June 21, 2005

To the Stockholders of Paragon Financial Corporation:

NOTICE IS HEREBY GIVEN that the 2005 Annual Meeting of Stockholders (the “Annual Meeting”) of Paragon Financial Corporation, a Delaware corporation (the “Company”), will be held on June 21, 2005 at 10:00 a.m. local time, at The Hilton Gardens Inn located at 45 PGA Tour Boulevard, Ponte Vedra Beach, Florida 32082, to consider and vote upon the following matters:

1.	The election of four nominees as directors for the coming year.

2.	The transaction of such other business as may properly come before the Annual Meeting or any adjournment(s) thereof.

The Board of Directors (the “Board”) has fixed the close of business on May 17, 2005 as the record date for the Annual Meeting. Only stockholders of record at that time are entitled to notice of, and to vote at, the Annual Meeting or at any adjournment(s) or postponement(s) thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for any purpose germane to the Annual Meeting, during the Company’s ordinary business hours, for ten days prior to the Annual Meeting, at our offices located at, 2007 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082.

Whether or not you plan to attend the Annual Meeting, please complete, sign, date and return the enclosed proxy card to our transfer agent as promptly as possible in the postage paid envelope provided. You may revoke the proxy at any time before it is exercised by following the instructions set forth on the first page of the accompanying Proxy Statement.

By order of the Board of Directors

Scott L. Vining Secretary

Dated: June 2, 2005

PROXY STATEMENT

2005 ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON
TUESDAY, JUNE 21, 2005

This Proxy Statement is being furnished in connection with the solicitation of proxies by the Board of Directors (the “Board”) of Paragon Financial Corporation, a Delaware corporation (the “Company”), to be voted at the 2005 Annual Meeting of Stockholders, and any adjournment(s) or postponement(s) thereof (the “Annual Meeting”), to be held on the date, at the time and place, and for the purposes set forth in the foregoing notice. This Proxy Statement, the accompanying notice and the enclosed proxy card are first being mailed to our stockholders on or about June 3, 2005.

All shares represented by proxies duly executed and received will be voted on the maters presented at the Annual Meeting in accordance with the instructions specified in such proxies. Proxies so received without specified instructions will be voted “FOR” the election of all four nominees for the Board.

The Board does not know of any other matters that may be brought before the Annual Meeting nor does it foresee or have reason to believe that proxy holders will have to vote for substitute or alternative nominees to the Board. In the event that any other matter should come before the Annual Meeting or any nominee is not available for election, the person named in the enclosed proxy will have discretionary authority to vote all proxies not marked to the contrary with respect to such matters in accordance with his best judgment.

The Board has fixed the close of business on May 17, 2005 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. The total number of shares of common stock outstanding and entitled to vote as of the record date was 86,706,350. The Company’s common stock is the only class of securities outstanding which is entitled to vote on matters presented to our stockholders, each share being entitled to one vote. A majority of the shares of common stock outstanding and entitled to vote as of the record date, or 43,353,125, must be present at the Annual Meeting in person or by proxy to constitute a quorum for the transaction of business.

With regard to the election of directors, votes may be cast in favor of the nominees for director or votes may be withheld. The nominees shall be elected by a plurality of the votes cast in favor of such nominees. Votes withheld in connection with the election of one or more of the nominees for director will be counted as votes cast against such nominee. Therefore, a nominee receiving more affirmative votes than withheld votes will be elected as a director.

Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by delivering, to the Company, written notice of such revocation or a fully executed proxy bearing a later date. The proxy may also be revoked by affirmatively electing to vote in person while in attendance at the Annual Meeting. However, a stockholder who attends the Annual Meeting need not revoke a proxy given and vote in person unless the stockholder wishes to do so. Written revocations or amended proxies must be delivered to the Company at 2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082, Attention: Corporate Secretary prior to the commencement of the Annual Meeting.

The proxy is being solicited by our Board. We will bear the cost of the solicitation of proxies, including the charges and expenses of brokerage firms and other custodians, nominees and fiduciaries for forwarding proxy materials to beneficial owners of our common stock. Solicitations will be made primarily by mail, but certain of our Directors, Officers or Employees may solicit proxies in person or by telephone, telecopier or telegram without special compensation.

A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any of our stockholders for any purpose germane to the Annual Meeting, during our ordinary business hours, ten days prior to the Annual Meeting, at our offices, 2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082, and during the the Annual Meeting by any stockholder who is present. Stockholders wishing to examine the stockholder list should contact the Company’s Corporate Secretary at (904) 285-0000.

FORWARD-LOOKING STATEMENTS

Certain information contained in this Proxy Statement may include “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, and is subject to the safe harbor created by that act. We caution readers that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to have been made in this Proxy Statement or which are otherwise made by or on behalf of us. For this purpose, any statements contained in this Proxy Statement that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as “may,” “will,” “expect,” “believe,” “explore,” “consider,” “anticipate,” “intend,” “could,” “estimate,” “plan,” or “continue” or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. Factors that may affect our results include, but are not limited to the risks and uncertainties associated with:

•	our ability to raise capital necessary to sustain our operations and implement our business plan,
•	our ability to implement our business plan,
•	our ability to obtain regulatory permits and approvals to operate in the financial services area,
•	our ability to identify and complete acquisitions and successfully integrate the businesses we acquire, if any,
•	changes in the real estate market, interest rates or the general economy of the markets in which we operate,
•	our ability to employ and retain qualified management and employees,
•	changes in government regulations that are applicable to our business,
•	general volatility of the capital markets and the establishment of a market for our shares,
•	changes in the demand for our services,
•	the degree and nature of our competition,
•	our ability to generate sufficient cash to pay our creditors, and
•
disruption in the economic and financial conditions primarily from the impact of past terrorist attacks in the United States, threats of future attacks, police and military activities overseas and other disruptive worldwide political events.

We are also subject to other risks detailed from time to time in our Securities and Exchange Commission (the “Commission”) filings. Any one or more of these uncertainties, risks and other influences could materially affect our results of operations and whether forward-looking statements made by us ultimately prove to be accurate. Our actual results, performance and achievements could differ materially from those expressed or implied in these forward-looking statements. We undertake no obligation to publicly update or revise any forward-looking statements, whether from new information, future events or otherwise.

BOARD OF DIRECTORS

The Board presently consists of four members. Directors are elected each year at our annual meeting of stockholders. The term of office for each of our Directors continues until the next annual meeting of stockholders and until their respective successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our Directors or Executive Officers. The name and age, as of the date of this Proxy Statement, of each Director and his position with the Company is set forth below.

Name	Age	Position
Paul K. Danner	47	Chairman and Chief Executive Officer
George O. Deehan	62	Director
Charles D. Van Sickle	63	Director
Stephen J. Croskrey	44	Director

At the Annual Meeting, stockholders will vote on the re-election of all four of the above named Directors to serve as Directors until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified.

Biographical Information

Paul K. Danner, has served as a Director since June 2002 and as our Chairman and Chief Executive Officer since November 2004. Mr. Danner became a non-executive employee of the Company in December 2003. Mr. Danner was our Chairman from September 2002 to December 2003 and our Vice Chairman from June 2002 to September 2002. Mr. Danner also served as our Secretary from June 2002 to May 2003 and our Treasurer from June 2001 to December 2002. From August 2001 to May 2002, Mr. Danner was a director and Chief Executive Officer of Paragon Homefunding, Inc., the entity that merged with a subsidiary of the Company. Mr. Danner was a founder of that company. Mr. Danner is active in the United States Naval Reserve where he currently holds the rank of Captain and serves as the Commanding Officer of a Naval Air Systems Command unit headquartered at Naval Station Newport, RI.From January 1999 to October 2000 Mr. Danner was employed in various roles at MyTurn.com, Inc., including as Chief Executive Officer. MyTurn later filed for protection under the federal bankruptcy laws in March 2001. From 1997 to 1998, Mr. Danner served as Vice President of Zekko Corp., a technology company and from 1996 to 1997 Mr. Danner was the managing partner of Technology Ventures, a consulting firm. From 1985 to 1998 he held executive-level and sales & marketing positions with a number of technology companies including NEC Technologies and Control Data Corporation. Mr. Danner previously served on active duty with the United States Navy where he flew the F-14 Tomcat.

George O. Deehan, has served as a Director since September 2003 and was our Chairman from January 2004 to November 2004. Mr. Deehan was our Chief Executive Officer from October 2003 to November 2004. Mr. Deehan is a consultant to and an investor in eOriginal, Inc., a software development company, since March 2002. Mr. Deehan was President of eOriginal, Inc. from August 2000 until March 2002. Mr. Deehan was President and Chief Executive Officer of Advanta Leasing Services, the business equipment leasing unit of Advanta Business Services, from August 1998 until August 2000. Prior to joining, Advanta, Mr. Deehan served as President and Chief Operating Officer of Information Technology Services for AT&T Capital. Mr. Deehan is a director of NYFIX, Inc. and Sunset Financial Resources, Inc. which file reports under the Securities Exchange Act of 1934.

Charles D. Van Sickle, has served as a Director since February 2004. Mr. Van Sickle is a founder and director of KVI Capital, an equipment leasing and finance company based in Jacksonville, Florida since April 2000. From November 1998 to May 2000, Mr. Van Sickle was President and CEO of Healthcare Financial Services Corporation, a New York City based healthcare finance company. From May 1986 to January 1998, Mr. Van Sickle had various roles and responsibilities at AT&T Capital Corporation headquartered in Morristown, New Jersey.

Stephen E. Croskrey, has served as a Director since March 2005. From February 1999 to March 2005, Mr. Croskrey served as the President & CEO of the Products Division of Armor Holdings, Inc. Prior to Armor Holdings, Mr. Croskrey held senior executive positions with Allied Signal and Mobil Oil. Mr. Croskrey is a graduate of the Kellogg School of Management at Northwestern University where he completed the MBA program in 1998, and the United States Military Academy at West Point where in 1982 he earned a BS degree in Engineering and was commissioned as an officer in the United States Army. Mr. Croskrey spent 6 years on active duty during which time he attained the rank of Captain and served as a Company Commander in Korea and Fort Lewis, Washington.

Board Meetings
During fiscal year 2004, the Board held 8 meetings. All directors then in office attended all meetings of the Board.

Board Committees
Given our limited operations and resources, and the limited size of our management team, we currently do not have any separately designated Board committees including a separately designated Audit Committee or an audit committee financial expert. The full Board acts on all matters which could otherwise be delegated to committees, including matters appropriate of an Audit Committee, Compensation Committee, and Corporate Governance Committee. The full Board currently, among other things, (i) oversees the accounting and financial reporting processes of the Company, as well as the audits of the financial statements of the Company, (ii) approves the compensation and benefits of our executive officers and other key managerial personnel, and (iii) identifies, evaluates and nominates candidates for election to the Board of Directors as well as providing oversight with respect to corporate governance. Only one member of the Board, Charles D. Van Sickle satisfies the definition of “independent” as defined under the NASDAQ listing standards. The Board is currently seeking additional nominees that will satisfy the definition of “independence” under such standards. The Board has not adopted a written charter for the Audit Committee at this time. At such time as our respective operations and management structure permit, we intend to establish an audit committee of independent directors and designate an audit committee financial expert to serve thereon.

Board Nominees
The Board will consider nominees for election to the Board recommended by stockholders. The names of such nominees should be forwarded to our Corporate Secretary at, Paragon Financial Corporation, 2207 Sawgrass Village Drive, Ponte Vedra Beach, FL 32082, who will submit such recommendations to the Board for its consideration.

Compensation of Directors
Mr. Van Sickle received 625,000 shares of our common stock (valued at $25,000 on December 31, 2004) for his services as a director for the year ended December 31, 2004. All members of the Board receive reimbursement for expenses associated with attendance at Board meetings.

Communications with the Board
The Board has established a process for stockholders to communicate with members of the Board. If you would like to contact the Board, you can do so by forwarding your concern, question or complaint to the Company’s Corporate Secretary at our offices located at 2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082.

SECURITY OWNERSHIP OF CERTAIN
BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth as of May 27, 2005 certain information regarding the beneficial ownership of the common stock outstanding by (i) each person known to us to own 5% or more of the common stock, (ii) our directors, (iii) our executive officers and (iv) our executive officers and directors as a group. Unless otherwise indicated, each of the stockholders shown in the table below has sole voting and investment power with respect to the shares beneficially owned.

Name and Address of Beneficial Owner*	Beneficially Owned Shares Number(1)	Percent of Class
5% Stockholder
Christopher Liston 918 Ponte Vedra Blvd. Ponte Vedra, FL 32082	9,458,684	9.3%

Abhijit Deshmukh (2) 830-13 A1A North, #414 Ponte Vedra Beach, FL 32082	6,493,506	6.4%

Steven A. Burleson (3) 1828 Lake Marshall Dr. Gibsonia, PA 15044	7,000,000	6.9%

Named Executive Officers and Directors
Stephen Croskrey (4)	22,103,896	21.8%
Paul K. Danner (5)	19,699,928	19.4%
George O. Deehan (6)	2,336,000	2.3%
Charles Van Sickle (7)	745,000	* %
Scott L. Vining (8)	666,667	* %

All current directors and executive officers as a group (5 persons) (9)	45,551,491	44.9%
* - Less than 1%

(1)
As used in this table, a beneficial owner of a security includes any person who, directly or indirectly, through contract, arrangement, understanding, relationship or otherwise has or shares (a) the power to vote, or direct the voting of, such security or (b) investment power which includes the power to dispose, or to direct the disposition of, such security. In addition, a person is deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security within 60 days.

(2)	Includes warrants to purchase 3,246,753 shares of common stock.
(3)	Includes options to purchase 7,000,000 shares of common stock.
(4)	Includes warrants to purchase 11,551,948 shares of common stock. The address for Mr. Croskrey is 830-13 A1A North, #414, Ponte Vedra Beach, FL 32082.
(5)
Includes 825,000 shares held in a custodial accounts for the benefit of Mr. Danner’s minor children of which Mr. Danner is a custodian. The address for Mr. Danner is 830-13 A1A North, #414, Ponte Vedra Beach, FL 32082.

(6)
Includes options to purchase 2,000,000 shares of common stock, warrants to purchase 56,000 shares of common stock, and the conversion into 280,000 shares of common stock of the convertible note held by Mr. Deehan. The address for Mr. Deehan is is 830-13 A1A North, #414, Ponte Vedra Beach, FL 32082.

(7)
Includes warrants to purchase 20,000 shares of common stock and the conversion into 100,000 shares of common stock of the convertible note held by Mr. Van Sickle. The address for Mr. Van Sickle is 830-13 A1A North, #414, Ponte Vedra Beach, FL 32082.

(8)	Includes options to purchase 666,667 shares of common stock. The address for Mr. Vining is 830-13 A1A North, #414, Ponte Vedra Beach, FL 32082.
(9)	See footnote (4 - 8).

EXECUTIVE OFFICERS

The Executive Officers of the Company as of the date of this Proxy Statement are set forth in the table below. All Executive Officers are appointed by the Board at the annual meeting or interim meetings of the Board. Each Executive Officer is appointed by the Board to hold office until his successor is duly appointed and qualified.[Missing Graphic Reference]

Name	Age	Position
Paul K. Danner	47	Chairman and Chief Executive Officer
Scott L. Vining	42	Chief Financial Officer, Treasurer and Secretary

Paul K. Danner, see “Board of Directors Biographical Information” above.

Scott L. Vining, has served as our Chief Financial Officer and Treasurer since March 2003. From September 1996 to March 2003, Mr. Vining was employed by Armor Holdings, Inc., a New York Stock Exchange listed company, most recently as Treasurer and Chief Accounting Officer. Prior to joining Armor Holdings, Inc., Mr. Vining held executive-level financial positions with a number of companies. Mr. Vining began his career with Coopers & Lybrand in its business advisory services group where he specialized in high-technology, financial services, construction and healthcare companies. Mr. Vining is a licensed certified public accountant.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table summarizes the annual compensation paid to the Company’s named Executive Officers for the three fiscal years ended December 31, 2004, 2003 and 2002:

		Annual Compensation						Long-term Compensation__
Name and Principal Position	Fiscal Year		Salary ($)		Bonus ($)		Other Annual Comp ($)	Securities Underlying Options (#)	All Other Compensation
Paul K. Danner (1) Current Chairman of the Board and Current CEO	2004 2003 2002	$ $ $	33,333 183,333 186,667	$ $ $	— — —	$ $ $	— — 28,343	— — —	— — —

George O. Deehan (2) Former Chairman of the Board and Former CEO	2004 2003 2002	$ $ $	100,000 51,846 —	$ $ $	— — —	$ $ $	— — —	3,000,000 12,500,000 —	$70,000 — —

Steven A. Burleson (3) Former CEO, Former Interim Chief Financial Officer and Former Director	2004 2003 2002	$ $ $	— 150,000 66,667	$ $ $	— — 30,000	$ $ $	— — 14,281	— — 16,000,000	— — —

Joseph P. Bryant, Jr. (4) Former Chief Operating Officer	2004 2003 2002	$ $ $	75,000 104,615 —	$ $ $	— — —	$ $ $	— — —	— 8,000,000 —	— — —

Steven L. Barnett (5) Former Executive Vice President, General Counsel and Secretary	2004 2003 2002	$ $ $	58,333 131,250 —	$ $ $	— — —	$ $ $	— 7,801 —	— 2,000,000 —	— — —

Scott L. Vining (6) Chief Financial Officer and Treasurer	2004 2003 2002	$ $ $	45,000 100,000 —	$ $ $	— — —	$ $ $	— — —	3,000,000 — 1,000,000	— — —

(1)
The amounts for 2004 and 2003 represent the salary paid to Mr. Danner pursuant to Mr. Danner’s employment agreement. In January 2004, Mr. Danner agreed to reduce his salary from $200,000 per annum to $100,000 per annum. In March 2004, the Company ceased salary payments to Mr. Danner under his employment agreement. The amounts for 2002 represent amounts earned by Mr. Danner pursuant to his employment contract but not paid to him by the Company. The Company began making paying Mr. Danner’s salary pursuant to his employment agreement in February 2003.

(2)
Represents the salary earned by Mr. Deehan pursuant to Mr. Deehan’s employment agreement. The Company ceased salary payments to Mr. Deehan in May 2004 and released Mr. Deehan from his obligations under his employment agreement on May 31, 2004.

(3)
The amounts for 2003 represent the salary paid to Mr. Burleson pursuant to his employment agreement as amended by his severance agreement inOctober 2003. Represents salary earned during 2002 for Mr. Burleson pursuant to Mr. Burleson's employment agreement dated September 5, 2002.Mr. Burleson received no cash compensation in 2002 and amounts due for 2002 were converted to Series E Preferred Stock in March 2003. The
Company began paying Mr. Burleson's salary pursuant to his employment agreement in February 2003.

(4)
Represents the salary paid to Mr. Bryant pursuant to his employment agreement. The Company ceased making salary payment pursuant to Mr. Bryant’s employment agreement on May 16, 2004 and released Mr. Bryant from his obligations under his employment agreement on May 31, 2004. Mr. Bryant resigned as Chief Operating Officer in June 2004.

(5)	Represents the salary paid to Mr. Barnett pursuant to his employment agreement. Mr. Barnett resigned as Executive Vice President, General Counsel And Secretary in April 2004.
(6)
Represents the salary paid to Mr. Vining pursuant to his employment agreement. The Company ceased making salary payments to Mr. Vining in May 2004 and released Mr. Vining from his obligations under his employment agreement on May 31, 2004.

Stock Option Grants in Fiscal Year 2004

We granted the following options to our named Executive Officers during fiscal year 2004:

	Individual Grants				Potential Realizable Value at Assumed Annual Rates of Stock Appreciation For Option Term
	Number of Securities Underlying Options Granted (#)	Percent of Total Options Granted to Employees in Fiscal Year	Exercise Price Per Share	Expiration Date	5%	10%

Paul K. Danner	—	—	—	—	—	—
George O. Deehan	3,000,000	13.1%	$0.04	7/29/2014	$75,467	$191,249
Steven A. Burleson	—	—	—	—	—	—
Joseph P. Bryant, Jr.	—	—	—	—	—	—
Steven L. Barnett	—	—	—	—	—	—
Scott L. Vining	3,000,000	13.1%	$0.04	7/29/2014	$75,467	$191,249

Aggregate Stock Option Exercises in Fiscal Year 2004 and Fiscal Year-End Option Values

None of our named Executive Officers exercised any stock options in 2004. The table below sets forth information concerning the number and value of our named Executive Officers' unexercised stock options at December 31, 2004.

	Number of Securities Underlying Unexercised Options at 12/31/04 (#)		Value of Unexercised In-The-Money Options at 12/31/04 (1) (2)
Name	Exercisable	Non-Exercisable	Exercisable	Non-Exercisable
Paul K. Danner	—	—	$—	$—
George O. Deehan	2,000,000	3,000,000	$—	$—
Steven A. Burleson	—	—	$—	$—
Steven L. Barnett	—	—	$—	$—
Scott L. Vining	666,667	3,333,333	$—	$—

(1)	Calculated on the basis of $0.04 per share, the closing sales price of the common stock on the OTC Bulletin Board December 31, 2004, less the exercise price payable for such shares.
(2)
The exercise prices of shares underlying unexercised options were at or above the market value of the common stock at December 31, 2004. Therefore, there is no value ascribed to the underlying options.

Equity Compensation Plan Information

The following table summarizes our equity compensation plan information as of December 31, 2004.

Equity Compensation Plan Information(1)

Plan category	Number of securities to be issued upon exercise of outstanding options and warrants	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding issued and outstanding options, warrants and rights)
Equity compensation plans approved by security holders:	54,245,342	$0.15	45,754,658
Equity compensation plans not approved by security holders:	—	—	—
TOTAL	54,245,342	$0.15	45,754,658

(1)
The Company’s stockholders have approved the 2002 Equity Participation Plan under which the Company awards stock options, stock appreciation rights and restricted stock to individuals or entities of outstanding ability and potential to join and remain with, or provide consulting or advisory services to, us and the Company’s subsidiaries, by encouraging and enabling eligible employees, non-employee directors, consultants and advisors, and non-employees to whom an offer of employment has been extended, to acquire proprietary interests in the Company, and by providing such employees, non-employee directors, consultants, advisors, and non-employees with an additional incentive to promote the success of the Company. These awards can be in the form of stock options and restricted stock and are generally issued at the fair market value on the date of grant and typically vest ratably over three to five years.

Employment Contracts and Termination, Severance and Change of Control Arrangements

Messrs. Danner, Deehan and Vining were employed by the Company pursuant to written employment agreements. On May 31, 2004, we released Messrs. Danner, Deehan and Vining from their obligations under their employment agreements. Currently, our named executive officers are not covered by written employment agreements.

Code of Ethics

The Company has adopted a Code of Ethics that applies to the Company’s senior executives and financial officers. The Code of Ethics is attached as Exhibit 14.1 to our Annual Report on Form 10-K, as amended, for the year ended December 31, 2004.

Report on Executive Compensation

The Company’s executive compensation program is designed to attract, motivate and retain management with incentives linked to financial performance and enhanced stockholder value. Our compensation program currently consists of a number of components, including a cash salary, cash incentive bonuses, and stock option grants.

We currently do not have a compensation committee. The Board as a whole, reviews salary, bonus and option award information for competitive companies of comparable size in similar industries, as well as that of companies not in our industry which do business in locations where the Company has operations. Based in part on this information, the Board generally sets salaries at levels comparable to such companies. Bonuses are generally discretionary, but in some cases may be set forth in employment agreements and based on the achievements of performance thresholds. In either case, bonuses are linked to Company performance during the year and thus align the interest of executive officers with those of the stockholders. The Board also assesses each executive officer’s individual performance and contribution in determining bonus levels. The Board uses grants out of our 2002 Equity Participation Plan to motivate its executive officers and to improve long-term market performance of the Company’s common stock.

Because the Board believes that the granting of options to purchase shares of common stock provides its executive employees with the long-term incentive to work for the betterment of the Company, stock options are granted to executives, in some cases upon commencement of employment and in some cases periodically. Additionally, grants of options are made periodically to other selected employees whose contributions and skills are critical to the long-term success of the Company. Options are generally granted with the exercise price equal to the market price of our shares of common stock on the date of grant, typically vest over a period of at least three years and generally expire ten years after the date of grant.

Paul K. Danner
George O. Deehan
Charles D. Van Sickle
Stephen Croskrey

Compensation Committee Interlocks and Insider Participation

During the year ended December 31, 2004 each of Messrs. Deehan and Danner were Directors and Employees of the Company. Mr. Deehan received compensation as an employee in accordance with his agreement with the Company. See “Executive Officers-Employment Contracts and Termination, Severance and Change of Control Arrangements” and “Related Party Transactions.” Each director participated in discussions regarding executive compensation.

Performance Graph

The following graph compares the cumulative total stockholder return (stock price appreciation plus reinvested dividends) of our common stock with the cumulative return (including reinvested dividends) between December 31, 1999 and December 31, 2004 with the cumulative total return of the Nasdaq Composite Index, the Russell 2000 Index, the Nasdaq Financial Index, certain companies selected in good faith by management which, in management’s view, constitute a representative line-of-business comparison (the “Peer Group”) for the period commencing December 31, 1999 through December 31, 2004.

The companies comprising the Peer Group are Countrywide Financial Corporation, New Century Financial Corporation, Irwin Financial Corporation, and American Home Mortgage Holdings, Inc.

The comparisons shown in the graph below are based upon historical data and are not indicative of, nor intended to forecast, the potential future performance of our common stock. Information used in the graph was obtained from http://finance.yahoo.com, a source believed to be reliable, but we are not responsible for any errors or omissions in such information.

	12/31/1999	12/31/2000	12/31/2001	12/31/2002	12/31/2003	12/31/2003

Paragon	100.00	0.26	0.21	3.16	2.77	0.37
Nasdaq Composite Index	100.00	72.09	70.58	57.34	97.88	117.09
Russell 2000 Index	100.00	91.48	79.94	61.70	79.43	87.43
Nasdaq Financial Index	100.00	72.09	70.58	57.34	97.88	117.09
Peer Group Index	100.00	190.36	169.88	229.40	491.25	769.72

REPORT OF THE BOARD OF DIRECTORS AS AUDIT COMMITTEE

Management is responsible for the Company’s internal controls and the financial reporting process. The external auditor is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Board’s responsibility is to monitor and oversee these processes.

1.	The Board has reviewed and discussed the audited financial statements with management and with Stevens, Powell & Company, P.A., our independent auditors.

2.	The Board has discussed with Stevens, Powell & Company, P.A. the matters required to be discussed by SAS 61 (Communications with Audit Committees).

3.
The Board has received the written disclosures from Stevens, Powell, & Company, P.A. required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and has discussed with Stevens, Powell & Company, P.A. their independence.

4.
Based on the reviews and discussions referred to in paragraphs (1) through (3) above, the Board approved the audited financial statements to be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the Securities and Exchange Commission.

Paul K. Danner
George O. Deehan
Charles D. Van Sickle
Stephen J. Croskrey

INDEPENDENT PUBLIC ACCOUNTANTS

Stevens, Powell & Company, P.A. has served as our auditors since October 31, 2003, and was selected as our independent public accountants with respect to the fiscal year ended December 31, 2004. It is not expected that a representative of Steven, Powell & Company, P.A. will attend the annual meeting.

During the years ended December 31, 2004 and 2003, fees for services provided by Stevens, Powell & Company, P.A. (“Stevens, Powell & Company”), our independent registered public accounting firm, were as follows:

	2004	2003
Audit Fees (1)	$68,623	$74,000
Audit-Related Fees	--	--
Tax Fees	11,215	--
All other Fees	--	--
Total	$79,838	$74,000
____________________________________________
1.
In 2004, we also incurred audit fees from our prior principal accountant, BP Professional Group, LLP, of approximately $9,720 for its re-issuance of its audit opinion contained in our Form 10-K for the year ended December 31, 2003.

On August 26, 2003, our Board of Directors voted to dismiss BP Professional Group, LLP as our independent accountants.

The report of BP Professional Group, LLP on our financial statements for the periods ending December 31, 2002 and 2001 contained no adverse opinion or disclaimer of opinion and was not qualified or modified as to uncertainty, audit scope or accounting principle, except for doubt about our ability to continue as a going concern.

In connection with its audit for the two most recent fiscal years and through August 26, 2003, there were no disagreements with BP Professional Group, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or auditing procedure, except as discussed in the paragraph below, which disagreements, if not resolved to the satisfaction of BP Professional Group, LLP, would have caused them to make reference thereto in their report on the financial statements for such years.

During the performance of their review of our financial statements for the quarter ended March 31, 2003 and through August 26, 2003, BP Professional Group, LLP expressed their desire to send a letter to the United States Securities and Exchange Commission (the “SEC”) seeking confirmation of our application of SFAS No. 141, Accounting for Business Combinations (“SFAS 141”), to the acquisition of PGNF Home Lending Corp, completed on January 31. 2003. We did not feel the letter necessary as we maintained we had properly accounted for the acquisition of PGNF Home Lending Corp. BP Professional Group, LLP decided to proceed with the preparation and delivery of the letter to the SEC. Upon review and discussion of BP Professional Group, LLP's communication, the SEC determined that no action was necessary in regards to our accounting treatment for the purchase. We authorized BP Professional Group, LLP to respond fully to the inquiries of the successor accountant concerning this matter.

We have requested BP Professional Group, LLP furnish us with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter dated September 2, 2003 is filed as Exhibit 16.1 to our Form 8-K filed with the SEC on September 3, 2004..

On October 31, 2003, we engaged Stevens, Powell & Company, P.A. as our new independent accountants for the fiscal year ended December 31, 2003. During our two most recent fiscal years and any subsequent period through October 31, 2003, we have not consulted with Stevens, Powell & Company, P.A. regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the registrant's financial statements, and either a written report was provided to us or oral advice was provided that Stevens, Powell & Company, P.A. concluded was an important factor considered by us in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was either the subject of a disagreement (as defined in paragraph 304(a)(1)(iv) and the related instructions to this item) or a reportable event (as described in paragraph 304(a)(1)(v)).

PROPOSAL 1
ELECTION OF DIRECTORS

The Board has nominated Paul K. Danner, George O. Deehan, Charles D. Van Sickle, and Stephen Croskrey for election at the Annual Meeting. For certain information regarding each nominee, see “Board of Directors Biographical Information.” Each nominee has consented to being named in this Proxy Statement and to serve if elected.

Our directors are elected each year at our annual meeting of stockholders. The term of office of each of our Directors continues until the next annual meeting of stockholders and until their successors have been elected and qualified in accordance with our Bylaws. There are no family relationships among any of our Directors or Executive Officers.

Unless otherwise specified, each proxy received will be voted for the election as Directors of the four nominees named above to serve until the next annual meeting of stockholders and until their successors shall have been duly elected and qualified. Each of the nominees has consented to be named as a nominee in this Proxy Statement and to serve as a Director if elected. Should any nominee become unable or unwilling to accept a nomination or election, the persons named in the enclosed proxy will vote for the election of a nominee designated by the Board or will vote for such lesser number of Directors as may be prescribed by the Board in accordance with our Bylaws.

THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH NOMINEE AS A DIRECTOR. UNLESS MARKED TO THE CONTRARY, PROXIES RECEIVED BY THE COMPANY WILL BE VOTED “FOR” THE ELECTION OF THE FOUR NOMINEES LISTED ABOVE.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not been involved in any transaction nor have any transactions been proposed since the beginning of our last fiscal year to which the Company is a party with any of our Directors, Executive Officers, nominees for Director or any security holder of more than 5% of any class of our voting securities, which amount exceeds $60,000 except as set forth below.

Loans from Related Parties. PGNF Home Lending Corp., a former subsidiary of the Company (“PGNF”), had a revolving line of credit with Mr. Lagori. Mr. Lagori originally made the loan for PGNF's working capital purposes. At the time of our disposal of PGNF, the balance under this revolving line of credit was approximately $637,000. This revolving line of credit was assumed by Mr. Lagori as part of our sale of PGNF to him on May 31, 2004.

In January 2004, Mr. Deehan purchased $70,000 of our convertible debentures from a third party and continues to hold these convertible debentures.

Employment Agreements. On January 5, 2004, Mr. Lagori resigned as our Vice Chairman remaining as a member of our Board of Directors. In February 2004, by mutual agreement, Mr. Lagori orally agreed to modify his employment agreement including a reduction in his salary. On May 31, 2004, he resigned as a Director of the Company and his employment contract with us was terminated.

On January 5, 2004, Mr. Danner resigned as our Chairman and continued as a non-executive officer of the Company. In February 2004, by mutual agreement, Mr. Danner orally agreed to modify his employment agreement including a reduction in his salary. On March 15, 2004, by mutual agreement Mr. Danner’s employment agreement was terminated.

In February 2004, the Company reached agreement in principal with Christopher Liston regarding the modification of his employment agreement with the Company wherein he became a non-executive employee of the Company. This modification included a reduction in Mr. Liston’s salary pursuant to his employment agreement. On March 15, 2004, by mutual agreement, Mr. Liston’s employment contract was terminated.

On May 15, 2004, the Company ceased making payments to Messrs. Deehan and Vining under their employment agreements with the Company. Messrs. Deehan and Vining were released from their obligations under their employment agreement on May 31, 2004 and their agreements were terminated.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Exchange Act requires our Directors and named Executive Officers, and persons who own more than ten percent of a registered class of our equity securities, to file reports of ownership and changes in ownership with the Commission. Directors and to furnish us with copies of all Section 16(a) forms they file with the Commission. Based solely upon a review of such forms, the Company believes that during the 2004 fiscal year, each person who, at any time during fiscal year 2004, was a director, named Executive Officer or holders of more than 10% of the Company’s common stock complied with all Section 16(a) filing requirements, with the following exceptions: Mr. Deehan failed to file a Form 4 on one transaction, Mr. Vining filed a late Form 4 on one transaction, Mr. Liston failed to file a Form 4 on one transaction, and Mr. Van Sickle failed to file a Form 4 on one transaction.

STOCKHOLDER PROPOSALS

Any proposal of a stockholder intended to be presented at the annual meeting of stockholders to be held in 2006 must be submitted in writing to our Corporate Secretary at Paragon Financial Corporation, 2207 Sawgrass Village Drive, Ponte Vedra, FL 32082, no later than February 18, 2006 to be considered for inclusion in the Company’s Proxy Statement and form of proxy for the 2006 annual meeting of stockholders. Proposals must comply with Rule 14a-8 promulgated by the Commission pursuant to the Exchange Act.

The following requirements with respect to stockholder proposals and stockholder nominees to our Board of Directors are included in our ByLaws.

Stockholder Proposals. In order for a stockholder to make a proposal at an annual meeting of shareholders, under our ByLaws, timely notice must be received by us in advance of the meeting. To be timely, the proposal must be received by our Corporate Secretary at our principal executive offices (as provided below) on a date which is not less than 60 days nor more than 90 days prior to the date which is one year from the date of the mailing of the proxy statement for the prior year’s annual meeting of stockholders. If during the prior year we did not hold and annual meeting, or if the date of the meeting for which a stockholder intends to submit a proposal has changed more than 30 days from the date of the meeting in the prior year, then the notice must be received a reasonable time before we mail the proxy statement for the current year. A stockholder’s notice must be forth as to each matter the stockholder proposes to bring before the annual meeting certain information regarding the proposal, including the following: a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at such meeting; the name and address of the stockholder proposing such business; the class and number of our shares which are beneficially owned by such stockholder; and any material interest of such stockholder in such business.

Stockholder Nominees. In order for a stockholder to nominate a candidate for director, under the ByLaws, timely notice of the nomination must be received by us in advance for the meeting. To be timely, the notice must be received at our principal executive offices (as provided below) not less than 60 days nor more than 90 days prior to the meeting, however, if less than 70 days’ notice of the date of the meeting is given to stockholders and public disclosure of the meeting date, pursuant to a press release, is either not made at all or is made less than 70 days prior to the meeting date, notice by a stockholder to be timely made must be received no later then the close of business on the tenth day following the earlier of the following; the day on which the notice of the date of the meeting was mailed to the stockholders or the day on which such public disclosure of the meeting date was made.

The stockholder sending the notice of nomination must describe various matters, including such information as; the name, age, business and residence addresses, occupation or employment and shares held by the nominee; any other information relating to such nominee required to be disclosed in a proxy statement; and the name, address and number of shares held by the stockholder.

These requirements are separate from and in addition to the requirements a stockholder must meet to have a proposal included in our proxy statement.

Any notice given pursuant to the foregoing requirements must be sent to our Corporate Secretary at 2207 Sawgrass Village Drive , Ponte Vedra Beach, Florida 32082.

The foregoing is only a summery of the provisions of our By-Laws that relate to stockholder proposals and stockholder nominations for director. Any stockholder desiring a copy of our ByLaws will be furnished one without charge upon receipt of a written request thereof.

OTHER BUSINESS

As of the date of this Proxy Statement, the Board does not intend to present any other matter for action at the Annual Meeting other than as set forth in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the Annual Meeting, it is intended that the shares of common stock represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.

ANNUAL REPORT ON FORM 10-K

We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2004 simultaneously with the delivery of this Proxy Statement. You may obtain additional copies of the Annual Report by writing to our Corporate Secretary at the Company’s principal offices located at 2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082.

We are delivering only one Proxy Statement and Annual Report to multiple stockholders sharing an address unless we have received contrary instructions from one or more stockholders. We will promptly deliver upon written request a separate copy of this Proxy Statement or the Annual Report to a stockholder at a shared address to which a single copy was sent. If you are a stockholder residing at a shared address and would like to request an additional copy of the Proxy Statement or the Annual Report now or with respect to future mailings (or to request to receive only one copy of the Proxy Statement or the Annual Report if you are currently receiving multiple copies), please send your request to our Corporate Secretary in writing at the Company’s principal offices located at 2207 Sawgrass Village Drive, Ponte Vedra Beach, Florida 32082.

By Order of the Board of Directors Scott L. Vining Secretary

June 2, 2005